                                                                EXHIBIT 10(v)

                             TRUST AGREEMENT No. 8
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       This Trust Agreement ("Trust Agreement No. 8") made this 9th day of April, 1991 by and between Cleveland-Cliffs Inc, an Ohio corporation ("Cleveland-Cliffs"), and Ameritrust Company National Association, a national banking association (the "Trustee");
                                  WITNESSETH:
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              WHEREAS, certain benefits are or may become payable under the provisions of the Amended and Restated Cleveland-Cliffs Inc Retirement Plan for Non-Employee Directors, effective June 1, 1984 and amended and restated effective January 1, 1988, as the same may hereafter be supplemented, amended or restated, or any successor thereto (the "Plan"), a current copy of which is attached hereto as Exhibit B and incorporated herein by reference, to the non-employee Directors listed (from time to time as provided in Section 9(c) hereof) on Exhibit A hereto ("Directors");
              WHEREAS, the Plan provides for the payment, following retirement from the Board of Directors of Cleveland-Cliffs Inc (the "Board"), of an annual retainer to all non-employee Directors with five years of active service or with less than five years of active service in the event of a "Change of Control" (as defined herein);

              WHEREAS Cleveland-Cliffs wishes specifically to assure the payment to the Directors of amounts due under the Plan (the amounts so payable being collectively referred to herein as the "Benefits");
              WHEREAS, subject to Section 9 hereof, the amounts and timing of Benefits to which each Director is presently or may become entitled are as provided in the Plan;
              WHEREAS, Cleveland-Cliffs wishes to establish a trust (the "Trust") and to transfer to the Trust assets which shall be held therein subject to the claims of the creditors of Cleveland-Cliffs to the extent set forth in Section 3 hereof until paid in full to all Directors as Benefits in such manner and at such times as specified herein unless Cleveland-Cliffs is Insolvent (as defined herein) at the time that such Benefits become payable; and
              WHEREAS, Cleveland-Cliffs shall be considered "Insolvent" for purposes of this Trust Agreement at such time as Cleveland-Cliffs (i) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended, or (ii) is unable to pay its debts as they mature.
              NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
              1.     TRUST FUND:   (a)     Subject to the claims of its
creditors to the extent set forth in Section 3 hereof, Cleveland-Cliffs hereby deposits with the Trustee in trust Ten

Dollars ($10.00) which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as herein provided, but no payments of all or any portion of the principal of the Trust or earnings thereon shall be made to Cleveland-Cliffs or any other person or entity on behalf of Cleveland-Cliffs except as herein expressly provided. The Trust hereby established shall be irrevocable.
              (b) Cleveland-Cliffs shall notify the Trustee promptly in the event that a "Change of Control," (as defined herein) has occurred. The term "Change of Control" shall mean the occurrence of any of the following events:
                     (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of Cleveland-Cliffs;
                     (ii) Cleveland-Cliffs shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Cleveland-Cliffs, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;
                     (iii) Cleveland-Cliffs shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

                     (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 30% or more of the outstanding voting securities of Cleveland-Cliffs (whether directly, indirectly, beneficially or of record), or
                     (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Cleveland-Cliffs cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of Cleveland-Cliffs, of each Director first elected during any such period was approved by a vote of at least two-thirds of the Directors of Cleveland-Cliffs then still in office who are Directors of Cleveland-Cliffs on the date at the beginning of any such period.
For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.
              (c) Any payments by the Trustee pursuant to this Agreement shall, to the extent thereof, discharge the obligation of Cleveland-Cliffs to pay benefits under the Plan, it being the intent of Cleveland-Cliffs that assets in the Trust established hereby be held as security for the obligation of Cleveland-Cliffs to pay benefits under the Plan.

              (d) The principal of the Trust and any earnings thereon shall be held in trust separate and apart from other funds of Cleveland-Cliffs exclusively for the uses and purposes herein set forth. No Director shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust Beneficiary as Benefits as provided herein.
              (e) The Company may at any time or from time to time make additional deposits of cash or other property in the Trust to augment the principal to be held, administered and disposed of by the Trustee as herein provided, but no payments of all or any portion of the principal of the Trust or earnings thereon shall be made to Cleveland-Cliffs or any other person or entity on behalf of Cleveland-Cliffs except as herein expressly provided.
              (f) The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, and shall be construed accordingly. The Trust is not designed to qualify under Section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Trust established under this Trust Agreement No. 8 does not fund and is not intended to fund the Plan or any other employee benefit plan or program of Cleveland-Cliffs. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of Cleveland-Cliffs as and when it so determines in its sole discretion for the meeting of part or all of its future obligations with respect to Benefits to some or all of the Trust Beneficiaries under the Plan.

              2.     PAYMENTS TO TRUST BENEFICIARIES.    (a)    Provided that
the Trustee has not actually received notice as provided in Section 3 hereof that Cleveland-Cliffs is Insolvent, the Trustee shall make payments of Benefits to each Director from the assets of the Trust in accordance with the terms of the Plan and subject to Section 9 hereof. The Trustee shall make provision for withholding of any federal, state, or local taxes that may be required to be withheld by the Trustee in connection with the payment of any Benefit hereunder.
              (b) If the balance of a Director's separate account maintained pursuant to Section 7(b) hereof is not sufficient to provide for full payment of Benefits to which such Director is entitled as provided herein, Cleveland-Cliffs shall make the balance of each such payment as provided in the Plan. No payment from the Trust assets to a Director shall exceed the balance of such separate account.

              3. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO A TRUST BENEFICIARY WHEN CLEVELAND-CLIFFS IS INSOLVENT: (a)At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of Cleveland-Cliffs. The Board and the Chief Executive Officer ("CEO") of Cleveland-Cliffs shall have the duty to inform the Trustee if either the Board or the CEO believes that Cleveland-Cliffs is Insolvent. If the Trustee receives a notice from the Board, the CEO, or a creditor of Cleveland-Cliffs alleging that Cleveland-Cliffs is Insolvent, then unless the Trustee independently determines that Cleveland-Cliffs is not Insolvent, the Trustee shall (i) discontinue payments to any Director, (ii) hold the Trust assets for the benefit of the general creditors of Cleveland-Cliffs, and (iii) promptly seek the determination of a court of competent jurisdiction regarding the Insolvency of Cleveland-Cliffs. The Trustee shall deliver any undistributed principal and income in the Trust to the extent necessary to satisfy the claims of the creditors of Cleveland-Cliffs as a court of competent jurisdiction may direct. Such payments of principal and income shall be borne by the separate accounts of the Directors in proportion to the balances on the date of such court order of their respective accounts maintained pursuant to Section 7(b) hereof; and provided further, that for this purpose the Threshold Percentage shall be equal to 100%. If payments to any Director have discontinued pursuant to this Section 3(a), the Trustee shall resume payments to such Director only after receipt of an order of a court of competent jurisdiction. The Trustee shall have no duty to inquire as to whether Cleveland-Cliffs is Insolvent and may rely on information concerning the Insolvency of Cleveland-Cliffs which has been furnished to the Trustee by any person. Nothing in this Trust Agreement shall in any way diminish any rights of any Director to pursue his rights as a general creditor of Cleveland-Cliffs with respect to Benefits or otherwise, and the rights of each Director under the

Plan shall in no way be affected or diminished by any provision of this Trust Agreement or action taken pursuant to this Trust Agreement except that any payment actually received by any Director hereunder shall reduce dollar-per-dollar amounts otherwise due to such Director pursuant to the Plan.
              (b) If the Trustee discontinues payments of Benefits from the Trust pursuant to Section 3(a) hereof, the Trustee shall, to the extent it has liquid assets, place cash equal to the discontinued payments (to the extent not paid to creditors pursuant to Section 3(a) and not paid to the Trustee pursuant to Section 10 hereof) in such interest-bearing deposit accounts or certificates of deposit (including any such accounts or certificates issued or offered by the Trustee or any successor corporation but excluding obligations of Cleveland-Cliffs) as determined by the Trustee in its sole discretion. If the Trustee subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Directors in accordance with this Trust agreement during the period of such discontinuance, less the aggregate amount of payments made to any Director by Cleveland-Cliffs pursuant to the Plan during any such period of discontinuance, together with interest on the net amount delayed determined at a rate equal to the rate paid on the accounts or deposits selected by the Trustee; provided, however, that no such payment shall exceed the balance of the respective Director's account as provided in Section 7(b) hereof.

              4. PAYMENTS TO CLEVELAND-CLIFFS: Except to the extent expressly contemplated by this Section 4, Cleveland-Cliffs shall have no right or power to direct the Trustee to return any of the Trust assets to Cleveland-Cliffs before all payments of Benefits have been made to all Directors as herein provided. From time to time, if and when requested by Cleveland-Cliffs to do so and/or in order to comply with Section 7(b) hereof, the Trustee shall engage the services of Hewitt Associates or such other independent actuary as may be mutually satisfactory to Cleveland-Cliffs and to the Trustee to determine the maximum actuarial present values of the future Benefits that could become payable under the Plan and the Agreements with respect to each Director. The Trustee shall determine the fair market values of the Trust assets allocated to the account of each Director pursuant to Section 7(b) hereof. Cleveland-Cliffs shall pay the fees of such independent actuary and of any appraiser engaged by the Trustee to value any property held in the Trust. The independent actuary shall make its calculations based upon the assumptions that (i) the Annual Retainer payable to each active Director shall increase by ten percent per year, and (ii) each Director shall retire from the Board at aye 70. In addition, the independent actuary shall use the 1983 Group Annuity Mortality Table, an interest rate of 8%, Gross National Product Price Deflator increases of 4%, or such other assumptions as are recommended by such actuary and approved by Cleveland-Cliffs and, after the date of a Change of Control, a majority of the Directors (subject to the provisions of

Sections 11(b) hereof). For purposes of this Trust Agreement, (A) the "Fully Funded" amount with respect to the account of a Director maintained pursuant to
Section 7(b) hereof shall be equal to the "Threshold Percentage," as defined below, multiplied by the maximum actuarial present value of the future Benefits that could become payable under the Plan with respect to the Director, and (B) the "Account Excess" with respect to such account shall be equal to the excess, if any, of the fair market value of the assets held in the Trust allocated to a Director's account over the respective Fully Funded amount. Unless otherwise provided, prior to a Change of Control the Threshold Percentage shall be equal to 110%, and following a Change of Control the Threshold Percentage shall be equal to 140%. The Trustee shall allocate any Account Excess in accordance with
Section 7(b) hereof. Thereafter, upon the request of Cleveland-Cliffs, the Trustee shall pay to Cleveland-Cliffs the excess, if any, of the aggregate account balances over the aggregate Fully Funded amounts computed upon the basis of a Threshold Percentage equal to 140%.

              5.     INVESTMENT OF PRINCIPAL:     (a)    The Trustee shall
invest and reinvest the principal of the Trust including any income accumulated and added to principal, as directed by the Compensation Committee of the Board (which direction may include investment in Common Shares of Cleveland-Cliffs). In the absence of any such direction, the Trustee shall have sole power to invest the assets of the Trust (including investment in common shares of Cleveland-Cliffs). The Trustee shall act at all times, however, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall not be required to invest nominal amounts. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust and any actuarial assumptions that may be communicated to it from time to time in accordance with the provisions of this Trust Agreement No. 8.
              (b)    In addition to authority given to the Trustee under
Section 8 hereof, the Trustee is empowered with respect to the assets of the
Trust:
                     (i) To invest and reinvest all or any part of the Trust assets, in each and every kind of property, whether real, personal or mixed, tangible or intangible, whether income or non-income producing, whether secured or unsecured and wherever situated, including, but not limited to, real estate, shares of common and preferred stock, mortgages and bonds, leases (with or without option to purchase), notes, debentures, equipment or collateral trust certificates, and other corporate, individual or government securities or obligations, time deposits (including savings deposit and certificates of deposit in the Trustee or its affiliates if such deposits bear a reasonable rate of interest), common or collective funds or trusts, and mutual funds or investment companies, including affiliated investment companies and 12 B-1 funds. Cleveland-Cliffs acknowledges and agrees that the Trustee may receive fees as a participating depository institution for services relating to the investment of funds in an eligible mutual fund.
                     (ii) At such time or times, and upon such terms and conditions as the Trustee shall deem advisable, to sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any property held hereunder, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency, or propriety of any such disposal;
                     (iii) To manage, operate, repair, partition, and improve and mortgage or lease (with or without an option to purchase) for any length of time any property held in the Trust; to renew or extend any mortgage or lease, upon such terms as the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to exercise and enforce any right of foreclosure; to bid on property in foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit, or proceeding at law or in equity any rights, covenants, conditions or remedies with respect to any lease or mortgage or to any guarantee pertaining to either of them or to waive any default in the performance thereof;
                     (iv) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation; to deposit: any property with any committee or depository; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;
                     (v) To compromise, settle, or arbitrate any claim, debt or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt, or obligation; and to abandon any property determined by it to be worthless;

                     (vi) To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waivers or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Agreement; and
                     (vii) To pay out of the assets of the Trust all taxes imposed or levied with respect to the Trust and in its discretion may contest the validity or amount of any tax, assessment, penalty, claim, or demand respecting the Trust and may institute, maintain, or defend against any related action or proceeding either at law or in equity (and in such regard, the Trustee shall be indemnified in accordance with
       Section 8(d) hereof).
              6. INCOME OF THE TRUST: Except as provided in Section 3 hereof, during the continuance of this Trust all net income of the Trust shall be allocated not less frequently than monthly among the Directors' separate accounts in accordance with Section 7(b) hereof.
              7.     ACCOUNTING BY TRUSTEE:       (a)    The Trustee shall
maintain books, records and accounts as may be necessary for the proper administration of Trust assets, including such specific records as shall be agreed upon in writing by Cleveland-Cliffs and the Trustee, and shall render to Cleveland-Cliffs within 60 days following the close of each calendar year following the date of this Trust until the termination of this Trust or the removal or resignation of the Trustee and within 60 days after the date of such termination, removal or resignation) an accounting with respect to the Trust assets as of the end of the then most recent calendar year (and as of the date of such termination, removal or resignation, as the case may be). The Trustee shall furnish to Cleveland-Cliffs on a quarterly basis (or as Cleveland-Cliffs shall direct from time to time) and in a timely manner such information regarding the Trust as Cleveland-Cliffs shall require for purposes of preparing its statements of financial condition. The Trustee shall at all times maintain separate bookkeeping accounts for each Director as prescribed by
Section 7(b) hereof, and, upon the written request of a Director, shall provide to him an annual statement of his account. Upon the written request of Cleveland-Cliffs or, on or after the date of Change of Control, a Director, the Trustee shall deliver to such Director or Cleveland-Cliffs, as the case may be, a written report setting forth the amount held in the Trust and a record of the deposits made with respect thereto by Cleveland-Cliffs. Unless Cleveland-Cliffs or any Director shall have filed with the Trustee written exception or objection to any such statement and account within 90 days after receipt thereof, Cleveland-Cliffs and the Directors shall be deemed to have approved such statement and account, and in such case, the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a degree of a court of competent jurisdiction in an action or proceeding to which Cleveland-Cliffs and the Directors were parties.

              (b) The Trustee shall maintain a separate account for each Director. The Trustee shall credit or debit each Director's account as appropriate to reflect such Director's allocable portion of the trust assets, as such Trust assets may be adjusted from time to time pursuant to the terms of this Trust Agreement No. 8. Except as provided in this Section 7(b), all allocations shall be made in proportion to the balances of the separate accounts of the Directors. Prior to the date of a Change of Control, all deposits of principal pursuant to Section 1(a) and 1(e) hereof shall be allocated as directed by Cleveland-Cliffs. On or after such date deposits of principal shall be allocated as an Account Excess in accordance with this
Section 7(b). Income, expense, gain or loss on assets allocated to the separate accounts of the Directors shall be allocated separately to such accounts by the Trustee in proportion to the balances of the separate accounts of the Directors. Prior to the date of a Change of Control, at the request of Cleveland-Cliffs the Trustee shall determine the amount of all Account Excesses. On or after the date of a Change of Control, the Trustee shall determine annually the amount of all Account Excesses. The Trustee shall allocate the aggregate amount of the Account Excesses to any accounts that are not Fully Funded, as defined in Section 4 hereof, in proportion to the differences between the respective Fully Funded amount and account balance, insofar as possible until all accounts are Fully Funded. Any remaining aggregate Account Excess shall be allocated to all the accounts in proportion to the respective Fully Funded amounts.
              (c) Nothing in this Section 7 shall preclude the commingling of Trust assets for investment.

              8.     RESPONSIBILITY OF TRUSTEE:   (a)    The Trustee shall act
with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval, contemplated by and complying with the terms of this Trust Agreement No. 8, given in writing by Cleveland-Cliffs, by the Compensation Committee or by a Director applicable to his or her beneficial interest herein; and provided, further, that the Trustee shall have no duty to seek additional deposits of principal from Cleveland-Cliffs for additional amounts accrued under the Plan, and the Trustee shall not be responsible for the adequacy of this Trust.
              (b) The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property held hereunder, either in person or by general or limited proxy, power of attorney or other instrument.
              (c) The Trustee may hold securities in bearer form and may register securities and other property held in the trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the trust fund.

              (d) If the Trustee shall undertake or defend any litigation arising in connection with this Trust Agreement No. 8, it shall be indemnified by Cleveland-Cliffs against its costs, expenses and liabilities (including without limitation attorneys' fees and expenses) relating thereto.
              (e) The Trustee may consult with legal counsel, independent accountants and actuaries (who nay be counsel, independent accountants or actuaries for Cleveland-Cliffs) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel, independent accountants and actuaries.
              (f) The Trustee may rely and shall be protected in acting or refraining from acting within the authority granted by the terms of this Trust Agreement No. 8 upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.
              (g) The Trustee may hire agents, accountants, actuaries, and financial consultants, who may be agents, accountants, actuaries, or financial consultants, as the case may be, for Cleveland-Cliffs, and shall not be answerable for the conduct of same if appointed with due care.
              (h) The Trustee is empowered to take all actions necessary or advisable in order to collect any benefits or payments of which the Trustee is the designated beneficiary.

              (i) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.
              9.     AMENDMENTS, ETC. TO PLAN; COOPERATION OF CLEVELAND-CLIFFS:
              (a) Cleveland-Cliffs has previously furnished the Trustee a complete and correct copy of the Plan, and Cleveland-Cliffs shall, and any Director may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor thereto, whereupon such amendment, restatement or successor shall be incorporated herein by reference, provided that such amendment, restatement or successor shall not affect the Trustee's duties and responsibilities hereunder without the consent of the Trustee.
              (b) Cleveland-Cliffs shall provide the Trustee with all information requested by the Trustee for purposes of determining payments to the Directors or withholding of taxes as provided in Section 2. Upon the failure of Cleveland-Cliffs or any Director to provide any such information, the Trustee shall, to the extent necessary in the sole judgment of the Trustee,
(i) compute the amount payable hereunder to any Director; and (ii) notify Cleveland-Cliffs and the Director in writing of its computations. Thereafter this Trust Agreement No. 8 shall be construed as to the Trustee's duties and obligations hereunder in accordance with such Trustee determinations without further action; provided, however, that no such determinations shall in any way diminish the rights of any Director hereunder or under the Plan; and provided, further, that no such determinations shall be deemed to modify this Trust Agreement No. 8 or the Plan. Nothing in this Trust Agreement No. 8 shall restrict Cleveland-Cliffs' right to amend, modify or terminate the Plan.
              (c) At such times as may in the judgment of Cleveland-Cliffs be appropriate, Cleveland-Cliffs shall furnish to the Trustee any amendment to Exhibit A for the purpose of the addition of Directors to Exhibit A (or the deletion of Directors from Exhibit A who have no Benefits currently due or payable in the future) to Exhibit A; provided, however, that no such amendment shall be made after the date of a Change of Control.

              10.    COMPENSATION AND EXPENSES OF TRUSTEE:      The Trustee
shall be entitled to receive such reasonable compensation for its services as shall be agreed to upon by Cleveland-Cliffs and the Trustee. The Trustee shall also be entitled to reimbursement of its reasonable expenses incurred with respect to the administration of the Trust including fees and expenses incurred pursuant to Sections 8(d), 8(e) and 8(g) and liabilities to creditors pursuant to court direction as provided in Section 3(a) hereof. Such compensation and expenses shall in all events be payable either directly by Cleveland-Cliffs or, in the event that Cleveland-Cliffs shall refuse, from the assets of the Trust and charged pro rata in proportion to each separate account balance. The Trust shall have a claim against Cleveland-Cliffs for any such compensation or expenses so paid.

              11.    REPLACEMENT OF THE TRUSTEE:  (a)    Prior to the date of a
Change of Control, the Trustee may be removed by

Cleveland-Cliffs. On or after the date of a Change of Control, the Trustee may be removed at any time by agreement of Cleveland-Cliffs and a majority of the Directors. The Trustee may resign after providing not less than 90 days' notice to Cleveland-Cliffs and to the Directors. In case of removal or resignation, a new trustee, which shall be independent and not subject to control of either Cleveland-Cliffs or the Directors, shall be appointed as shall be agreed by Cleveland-Cliffs and a majority of the Directors. No such removal or resignation shall become effective until the acceptance of the trust by a successor trustee designated in accordance with this Section 11. If the Trustee should resign, and within 45 days of the notice of such resignation Cleveland-Cliffs and the Directors shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall appoint a successor trustee, which shall be a bank or trust company, wherever located, having a capital and surplus of at least $500,000,000 in the aggregate.
              (b) For purposes of the removal or appointment of a Trustee under this Section 11, a Director shall not participate if all payments of Benefits then currently due or payable in the future have been made to such Director.
              12.    AMENDMENT OR TERMINATION:    (a)    This Trust Agreement
No. 8 may be amended by Cleveland-Cliffs and the Trustee without the consent of any Director provided the amendment does not adversely affect any Director. This Trust Agreement No. 8 may also be amended at any time and to any extent by a written instrument executed by the Trustee,

Cleveland-Cliffs and a majority of the Directors, except to alter Section 12(b), and except that amendments to Exhibit A contemplated by Section 9(b) hereof shall be made as therein provided.
              (b) The Trust shall terminate on the date on which the Trust no longer contains any assets, or, if earlier, the date on which each Director is entitled to no further payments hereunder.
              (c) Upon termination of the Trust as provided in Section 12(b) hereof, any assets remaining in the Trust shall be returned to Cleveland-Cliffs.
              13.    SPECIAL DISTRIBUTION:        (a)    It is intended that
(i) the creation of, and transfer of assets to, the Trust will not cause the Plan to be other than "unfunded" for purposes of title I of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision thereto ("ERISA"); (ii) transfers of assets to the Trust will not be transfers of property for purposes of section 83 or the Code, or any successor provision thereto, nor will such transfers cause a currently taxable benefit to be realized by a Director pursuant to the "economic benefit" doctrine; and (iii) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includable as compensation in the gross income of a Director in the taxable year or years in which such amounts are actually distributed or made available to such Director by the Trustee.
              (b) Notwithstanding anything to the contrary contained in this Trust Agreement No. 8, in the event it is determined by a final decision of the Internal Revenue Service, or, if an appeal is taken therefrom, by a court of competent jurisdiction that (i) by reason of the creation of, and a transfer of assets to, the Trust, the Trust is considered "funded" for purposes of title I of ERISA; or (ii) a transfer of assets to the Trust is considered a transfer of property for purposes of section 83 of the Code or any successor provision thereto; or (iii) a transfer of assets to the Trust causes a Director to realize income pursuant to the "economic benefit" doctrine; or (iv) pursuant to section 451 of the Code or any successor provision thereto, amounts are includable as compensation in the gross income of a Director in a taxable year that is prior to the taxable year or years in which such amounts would, but for this Section 13, otherwise actually be distributed or made available to such Director by the Trustee, then (A) the assets held in Trust shall be allocated in accordance with Section 7(b) hereof, and (B) subject to the last sentence of Section 2(b) hereof, the Trustee shall promptly make a distribution to each affected Director which, after taking into account the federal, state and local income tax consequences of the special distribution itself, is equal to the sum of any federal, state and local income taxes, interest due thereon, and penalties assessed with respect thereto, which are attributable to amounts that are includable in the income of such Director for any of the reasons described in clause (i), (ii), (iii) or (iv) of this
Section 13(b).

              14.    SEVERABILITY, ALIENATION, ETC.:     (a)    Any provision
of this Trust Agreement No. 8 prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.
              (b) To the extent permitted by law, benefits to Directors under this Trust Agreement No. 8 may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit provided for herein and actually paid to any director by the Trustee shall be subject to any claim for repayment by Cleveland-Cliffs or Trustee.
              (c) This Trust Agreement No. 8 shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
              (d) This Trust Agreement No. 8 may be executed in two or more counterparts, each of which shall be considered an original agreement. This Trust Agreement No. 8 shall become effective immediately upon the execution by Cleveland-Cliffs of at least one counterpart, it being understood that all parties need not sign the same counterpart, but shall not bind any Trustee until such Trustee has executed at least one counterpart.
              15.    NOTICES; IDENTIFICATION OF CERTAIN TRUST BENEFICIARIES:
All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when received:

              If to the Trustee, to:

              Ameritrust Company National Association
              900 Euclid Avenue
              Cleveland, Ohio 44115
              Attention:    Trust Department
                            Employee Benefit Administration

              If to Cleveland-Cliffs, to:

              Cleveland-Cliffs Inc
              1100 Superior Avenue
              Cleveland, OH 44114
              Attention:    Secretary

              If to the Director's, to the addresses listed on Exhibit A hereto;

provided, however, that if any party or any Director or his or its successors shall have designated a different address by written notice to the other parties, then to the last address so designated.

              IN WITNESS WHEREOF, Cleveland-Cliffs and the Trustee have caused counterparts of this Trust Agreement No. 8 to be executed on their behalf on April 9, 1991, each of which shall be an original agreement.

                              CLEVELAND-CLIFFS INC



                              By:   Richard F. Novak
                                    ----------------
                              Its:  V.P. of Human Resources
                                    ---------------------------------


                              AMERITRUST COMPANY NATIONAL ASSOCIATION



                              By:   J. R. Russell
                                    -------------
                              Its:  Vice President
                                    --------------


2224D

                                                                       Exhibit A
                                                                       ---------

Name                                             Address

Harry J. Bolwell                                 3305 Roundwood Road
                                                 Chagrin Falls, OH 44022

E. Mandell de Windt                              25299 Cedar Road
                                                 Lyndhurst, OH 44122

Richard J. Flynn                                 77 Fiske Hill
                                                 Sturbridge, MA 01566

James D. Ireland III                             121 East 69th Street
                                                 New York, New York 10021

E. Bradley Jones                                 2775 Lander Road
                                                 Pepper Pike, OH 44124

David V. Ragone                                  8 Hillside Road
                                                 Wellesley, MA 02181

Richard S. Sheetz                                22040 McCauley Road
                                                 Shaker Heights, OH 44122

Jeptha H. Wade                                   251 Old Billerica Street
                                                 Bedford, MA 01730

Alton W. Whitehouse                              34700 Cedar Road
                                                 Gates Mills, OH 44040

                    FIRST AMENDMENT TO TRUST AGREEMENT NO. 8
                    ----------------------------------------

              This First Amendment to Trust Agreement No. 8 is made on this 9th day of March, 1992, by and between Cleveland-Cllffs Inc, an Ohio corporation ("Cleveland-Cliffs") and Ameritrust Company National Association, a national banking association, as trustee (the "Trustee");

                               WITNESSETH:
                               ----------
              WHEREAS, on April 9, 1991, Cleveland-Cliffs and the Trustee entered into a trust agreement ("Trust Agreement No. 8") for the purpose of providing benefits under the Cleveland-Cliffs Inc Retirement Plan for Non-Employee Directors (Effective June 1, 1984 and amended and restated effective January 1, 1988) to retired non-employee directors of Cleveland-Cliffs; and
              WHEREAS, Cleveland-Cliffs has reserved the right, with the Trustee, pursuant to Section 12 of Trust Agreement No. 8, to amend Trust Agreement No. 8 without the consent of any Trust Beneficiaries, as defined in Trust Agreement No. 8.
              NOW, THEREFORE, Cleveland-Cliffs and the Trustee hereby agree that Trust Agreement No. 8 shall be amended as follows:
              1. The second sentence of Section 1(b) of Trust Agreement No. 8 is hereby amended to read as follows:
              "The term "Change of Control" shall mean the occurrence of any of the following events:

                     (i) Cleveland-Cliffs shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Cleveland-Cliffs as the same shall have existed immediately prior to such merger or consolidation;
                     (ii) Cleveland-Cliffs shall sell or transfer to one or more persons, corporations or entities, in a single transaction or a series of related transactions, more than one-half of the assets accounted for on the Statement of Consolidated Financial Position of Cleveland-Cliffs as "properties" or "investments in associated companies" (or such replacements for these accounts as may be adopted from time to time) unless by an affirmative vote of two-thirds of the members of the Board of Directors, the transaction or transactions are exempted from the operation of this provision based on a good faith finding that the transaction or transactions are not within the intended scope of this definition for purposes of this instrument;
                     (iii) a person within the meaning of Section 3(a)(9) or of
       Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934) of 30% or more of the outstanding voting securities of Cleveland-Cliffs (whether directly or indirectly); or
                     (iv) during any period of three consecutive years, including, without limitation, the year 1991, individuals who at the beginning of any such period constitute the Board of Directors of Cleveland-Cliffs cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of Cleveland-Cliffs, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of Cleveland-Cliffs who are Directors of Cleveland-Cliffs on the date of the beginning of any such period."
              IN WITNESS WHEREOF, Cleveland-Cliffs and the Trustee have caused counterparts of this First Amendment to Trust Agreement No. 8 to be executed on March 9, 1992.

                                           CLEVELAND-CLIFFS INC



                                           By: /s/ R. F. Novak
                                               --------------------------------
                                           Its:
                                                 ------------------------------


                                           AMERITRUST COMPANY NATIONAL
                                           ASSOCIATION



                                           By: /s/ J. R. Russell
                                               --------------------------------
                                           Its:    Vice President
                                                 ------------------------------



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